                                                                EXHIBIT 10.35


                                        * CONFIDENTIAL TREATMENT REQUESTED.
                                          CONFIDENTIAL PORTION HAS BEEN FILED
                                          SEPARATELY WITH THE SECURITIES AND
                                          EXCHANGE COMMISSION.



April 1, 1996                                       HNC Software Inc.
                                                    5930 Cornerstone Court West
                                                    San Diego, CA  92121-3728

                                                    Tel: 619.546.8877
                                                    Fax: 619.452.6524

Robin Johnson
Infoseek Corporation
2620 Augustine Drive, Suite 250
Santa Clara CA 95054

Dear Robin:

The purpose of this letter is to set forth the terms and conditions whereby HNC will provide Infoseek with a copy of HNC's CONVECTIS(TM) software (the "HNC Software") prior to the execution of a definitive software license agreement between the parties (the "Definitive Agreement"), which the parties acknowledge is currently under negotiation between them.

As such, it is agreed that:

1. HNC's provision of the HNC Software to Infoseek shall be subject to the terms and conditions of the Definitive Agreement as well as the Mutual Confidentiality and Non-Disclosure Agreement executed by the parties as of April 2, 1996 (the "Non-Disclosure Agreement"). It is acknowledged that the HNC Software shall be considered "Confidential Information" for purposes of the Non-Disclosure Agreement.

2. In the event the Definitive Agreement is not executed by both parties on or before June 30, 1996, Infoseek shall immediately discontinue all use of the HNC Software and, within ten (10) days thereof, return the original and all copies of the HNC Software (as well as any and all HNC Confidential Information in Infoseek's possession) to HNC. Such shipment shall be accompanied by a written statement signed by an officer of Infoseek certifying that all HNC Software and HNC Confidential Information provided to Infoseek in connection with the HNC Software (as well as any copies thereof) has been either returned to HNC or destroyed by Infoseek.

3. In the event of any return of the HNC Software as described in Section 2 above, HNC shall refund to Infoseek all amounts actually paid to HNC by Infoseek in accordance with a quotation from HNC dated March 26, 1996, less
*[ ], which represents [ ] of the Installation Fee described in said quotation.

Please acknowledge your agreement to the above-referenced terms by signing this letter in the space below and returning one copy of this letter to my attention by return fax and U.S. Mail.

Sincerely,                                  AGREED:

HNC SOFTWARE INC.                              INFOSEEK CORPORATION



Michael A. Thiemann                         By:________________________________
Executive Vice President                       Robin Johnson, President and CEO
                                             Date signed:_______________________



- ----------------------------------------
*CONFIDENTIAL TREATMENT REQUESTED
 FOR REDACTED PORTION

March 26, 1996                                       HNC Software Inc.
                                                     5930 Cornerstone Court West
                                                     San Diego, CA  92121-3728

                                                     Tel: 619.546.8877
                                                     Fax: 619.452.6524

Infoseek Corporation
2620 Augustine Drive, Suite 250
Santa Clara CA 95054

Re: QUOTATION

The purpose of this letter is to provide Infoseek with a quotation with respect to Infoseek's licensing of HNC's CONVECTIS(TM) product ("CONVECTIS").

This quotation shall not be construed as a license to Infoseek with respect to CONVECTIS; such a license shall only be extended to Infoseek in accordance with a software license agreement executed by both HNC and Infoseek. This quotation assumes that HNC and Infoseek will enter into such a software license agreement with respect to CONVECTIS as soon as reasonably practicable. However, this quotation does not include all of the terms and conditions to be contained in any such software license agreement.

As such, HNC provides the following quotation to Infoseek with respect to
CONVECTIS:

===============================================================================
Item                                                                  Amount(3)
- -------------------------------------------------------------------------------
*Installation Fee(1)                                                  [     ]
- -------------------------------------------------------------------------------
*Annual Convectis License(2)                                          [     ]
(includes one Convectis tuning workstation)
- -------------------------------------------------------------------------------
*Additional Convectis tuning workstation license(2)                   [     ]
- -------------------------------------------------------------------------------
*Annual Convectis Maintenance (includes one Convectis tuning          [     ]
workstation license)(2)
- -------------------------------------------------------------------------------
*Additional Convectis tuning workstation maintenance(2)               [     ]
===============================================================================

(1) A portion of this fee may be refundable in accordance with the terms and conditions to be contained in the software license agreement.
(2) Quote is limited to first year fees only; fees for any subsequent year(s) shall be paid in accordance with the terms and conditions to be contained in the software license agreement.
(3) Fees shall be due and payable in accordance with the mutually agreed upon terms of the Definitive Agreement.

Travel-related Expenses.

The Installation, License, and Maintenance fees set forth above and in any software license agreement are exclusive of any travel-related expenses incurred by HNC with respect to the subject matter of this quotation. Accordingly, any travel related expenses HNC incurs with respect to the subject matter of this quotation are to be reimbursed to HNC as provided herein in addition to the payment of any other fees payable to HNC hereunder. Actual expenses will be invoiced monthly and full reimbursement for such expenses will be due and payable to HNC from Infoseek within thirty (30) days of Infoseek's receipt of HNC's invoice therefor at the following rates, subject to increase as provided in the section entitled "Consumer Price Index Adjustments" below:

Hotel (per day maximum)                         $ 160.00 per person
Meals (per day maximum)                         $ 40.00 per person
Automobile (full or luxury size)                HNC's Actual Cost
Business Airfare                                HNC's Actual Cost
Courier Costs                                   HNC's Actual Cost
Out-of-Pocket Expenses                          HNC's Actual Cost
Automobile mileage (if personal car)            IRS Allowed Standard

- --------
*        CONFIDENTIAL TREATMENT REQUESTED
         FOR REDACTED PORTION

Infoseek Corporation
March 26, 1996
_______________

CONSUMER PRICE INDEX ADJUSTMENTS.
- --------------------------------

All fees, prices, labor rates and expense reimbursement rates set forth in this quotation and in any software license agreement will be reviewed at the end of each anniversary of the software license agreement's effective date, including each year during any renewal of the software license agreement. This review will commence on the first day of the anniversary month of the software license agreement effective date and adjustments will be made to all such prices, labor rates and expense reimbursement rates with reference to the percentage increase (if any) of the Consumer Price Index (CPI), for the San Diego, California area, but such increases will not be made at an annual rate in excess of CPI increase plus four percent (4%). No decrease in any fee, price, labor rate or expense reimbursement rate will be made.

This quotation shall be effective until April 2, 1996.

Sincerely,

HNC SOFTWARE INC.


Raymond V. Thomas
Vice President, Finance and Administration
Chief Financial Officer

cc:  Michael Thiemann
     John Gaffney

        HNC/Infoseek Mutual Confidentiality and Non-Disclosure Agreement

                             MUTUAL CONFIDENTIALITY
                          AND NON-DISCLOSURE AGREEMENT

   This Mutual Confidentiality and Non-Disclosure Agreement is entered into as of April 2, 1996 (the "Effective Date") by and between HNC Software Inc., a Delaware corporation, and Infoseek, a California corporation (hereinafter collectively referred to as "the parties").

   WHEREAS, the parties recognize that each other's business involves specialized and proprietary knowledge, information, methods, processes, techniques, and skills peculiar to their security and growth. The parties acknowledge that any disclosure of such methods, processes, skills, financial data, or other confidential or proprietary information would substantially injure the party's business, impair the party's investments and goodwill, and jeopardize the party's relationship with the party's clients and customers;

   WHEREAS, the parties presently desire to consult with each other with respect to certain matters;

   WHEREAS, in the course of such consultation the parties anticipate disclosing to each other certain information of a novel, proprietary, or confidential nature, and desire that such information be subject to all of the terms and conditions set forth below.

   NOW, THEREFORE, the parties hereto, in consideration of the premises and other good and valuable consideration, agree as follows:

1. Confidential Information. "Confidential Information" shall mean and include any information which relates to the financial and/or business operations of each party, including, but not limited to, information relating to each party's customers, products, processes, financial condition, employees, manufacturing techniques, experimental work and/or trade secrets. Said Confidential Information is deemed proprietary by the parties hereto. The Subject Matter of this Agreement, as well as any additional information disclosed hereunder that is deemed Confidential Information by the parties is described in Exhibit A attached hereto and incorporated herein by this reference.

2. Use of Confidential Information. Each party agrees not to use the other's Confidential Information for any purpose other than for the specific consultation regarding the subject matter of this Agreement. Any other use of such Confidential Information shall be made only upon the prior written consent from an authorized representative of the party which disclosed such information (hereinafter the "Disclosing Party") or pursuant to subsequent agreement between the parties.

3. Non-Disclosure of Proprietary Information. The parties agree that from the date of receipt, the party receiving the Confidential Information (hereinafter the "Receiving Party") shall not disclose Confidential Information to any other person, firm, corporation or other entity or use it for its own benefit except as provided in this Agreement. The Receiving Party shall not publish, divulge, communicate, or reveal any Confidential Information to any person, corporation, or other third party or to any of Receiving Party's employees who do not have a need to know such Confidential Information with respect to their job duties. The Receiving Party shall use the same degree of care to avoid publication or dissemination of the Confidential Information as it would with respect to its own confidential information. These efforts shall specifically include document control measures, such as numbered copies and sign out logs, and imposing on all employees, agents and other representatives of Receiving Party restrictions at least as strict as required by this Agreement.

"Confidential Information" shall not include information, technical data or know-how which:

   (a) is already known to the Receiving Party at the time of disclosure and is not otherwise subject to restriction;

   (b) is or becomes publicly known through no wrongful act of the Receiving Party;

   (c) rightfully disclosed to Receiving Party by a third party who has no obligation of confidentiality to the Disclosing Party;

   (d) is independently developed by the Receiving Party; or

   (e) is approved for release by written authorization of the Disclosing Party.

4. Marking. Confidential Information may be disclosed either visually, orally or in writing. Written material shall be identified and labeled "Confidential" or "Proprietary" to discloser. Verbal or visual information should be identified as "Confidential Information" when disclosed.

Confidential and Proprietary Information                                       1

        HNC/Infoseek Mutual Confidentiality and Non-Disclosure Agreement

5. Return of Confidential Information. All Confidential Information and copies and extracts thereof shall be promptly returned to Disclosing Party three years from the effective date of this Agreement, or at any time within thirty (30) days of receipt of a written request by the Disclosing Party for the return of such Confidential Information.

6. Ownership of Information. The parties agree that any Confidential Information revealed to the other by the Disclosing Party remains the exclusive property of the Disclosing Party and its successors and assigns, unless otherwise expressly provided in writing signed by an authorized representative of the Disclosing Party.

7. No License Granted. Nothing contained in this Agreement shall be construed as granting or conferring any rights to the Receiving Party by license or otherwise, expressly, impliedly or otherwise, for any information, discovery or improvement made, conceived, or acquired after the date of this Agreement, or for any invention, discovery, or improvement made, conceived or acquired prior to the date of this Agreement.

8.  Arbitration and Equitable Relief.

    (a) Arbitration. Except as provided in Section 8(b) below, the parties agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration to be held in San Diego County, California in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. In the event of arbitration, a reasonable amount of discovery may be undertaken by the parties. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

    (b) Equitable Remedies. The parties agree that it would be impossible or inadequate to measure and calculate the Disclosing Party's damages from any breach of the covenants set forth herein. Accordingly, the parties agree that if in the event of a breach of any of the covenants contained in this Agreement, the affected party will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. The parties further agree that no bond or other security shall be required in obtaining such equitable relief and the parties hereby consent to the issuance of such injunction and to the ordering of specific performance.

    (c) Legal Expenses. If any action or proceeding is brought for the enforcement of this Agreement, or because of an alleged or actual dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding in addition to any other relief to which it may be entitled.

9. Term. This Agreement shall expire two (2) years from the Effective Date, but may be terminated prior to expiration by either party giving thirty (30) days' prior written notice to the other party; provided, however, the obligations to protect the Confidential Information in accordance with this Agreement shall survive for a period of five (5) years from the date of the last disclosure of Confidential Information is made under this Agreement.

10. No Formal Business Obligations. This Agreement shall not constitute, create, give effect to, or otherwise imply a joint venture, pooling arrangement, partnership, or formal business organization of any kind, nor shall it constitute, create, give effect to, or otherwise imply an obligation or commitment on the part of either party to submit a proposal to or perform a contract with the other party. Nothing herein shall be construed as providing for the sharing of profits or loss arising out of the efforts of either or both parties. Neither party will be liable to the other for any of the costs associated with the other's efforts in connection with this Agreement.

11. General Provisions.

    (a) Governing Law. This Agreement will be governed by the laws of the State of California.

    (b) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

    (c) Successors and Assigns. This Agreement will be binding upon the successors and/or assigns of the parties.

    (d) Headings. All headings used herein are intended for reference purposes only and shall not affect the interpretation, or validity of this Agreement.

Confidential and Proprietary Information                                       2

        HNC/Infoseek Mutual Confidentiality and Non-Disclosure Agreement

    (e) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement. Any amendment or modification of this Agreement shall be in writing and executed by a duly authorized representative of the parties.

The parties, by the signatures of their authorized representatives appearing below, acknowledge that they have read and understand each and every term of this Agreement and agree to be bound by its terms and conditions.

HNC Software Inc.                               Infoseek Corporation
5930 Cornerstone Court West                     2620 Augustine Drive, Suite 250
San Diego, CA 92121-3728                        Santa Clara, CA 95054


By:                                             By:
   -----------------------------                   -----------------------------
   Michael A. Thiemann                             Robin Johnson
   Executive Vice President                        CEO

Confidential and Proprietary Information                                       3

        HNC/Infoseek Mutual Confidentiality and Non-Disclosure Agreement

                                    EXHIBIT A

               SUBJECT MATTER; ADDITIONAL CONFIDENTIAL INFORMATION

HNC (which shall be considered the Disclosing Party for purposes of this Exhibit
A) may disclose information with respect to the following in connection with this Agreement. The parties agree that any such information disclosed shall be considered Confidential Information for purposes of this Agreement:

     Any and all information from any and all verbal, electronic, and/or written communications (whether in the form of slides, handouts, letters, memoranda, agreements, facsimile transmissions, meetings, conference and other telephone calls, diskettes, files, tapes, and/or any other mode) with respect to the HNC products known as SelectCast(TM), Convectis(TM), related products, and/or related concepts, proposals, data sources, plans, markets, customers, pricing, schedules, development efforts (including future product functionality and release plans), decision technology and/or models, software (including source code, object code and/or documentation), numerical data processing algorithms, product and software design specifications and/or functionality, and/or ideas.

Confidential and Proprietary Information                                       4